Exhibit 17.a

HEARTLAND GROUP, INC. 790 NORTH WATER STREET, SUITE 1200 MILWAUKEE, WISCONSIN 53202	SCAN TO VIEW MATERIALS & VOTE

To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com or scan the QR Barcode above
3) Follow the instructions provided on the website.

To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail 1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D19419-S03758	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

The Board of Directors of Heartland Group, Inc. recommends you vote FOR the following proposal:	For	Against	Abstain
1. To approve an Agreement and Plan of Reorganization pursuant to which the Heartland Select Value Fund, a series of Heartland Group, Inc., will be reorganized with and into the Heartland Mid Cap Value Fund, a series of Heartland Group, Inc., and the transactions it contemplates.	☐	☐	☐
2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please vote by checking the appropriate box.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [JOINT OWNERS]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Meeting and Proxy Statement are available at www.proxyvote.com.

D19420-S03758

Heartland Group, Inc. Heartland Select Value Fund PROXY FOR SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Heartland Select Value Fund (the "Fund"), a series of Heartland Group, Inc., hereby appoints William R. Nasgovitz and Nicole J. Best, and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the fund standing in the name of the undersigned at the close of business on July 8, 2020 at a Special Meeting of Shareholders to be held on Monday, September 28, 2020, at 10:00 a.m., local time, at the offices of Heartland Advisors, Inc., 790 North Water Street, Suite 1200, Milwaukee, Wisconsin 53202, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the accompanying Proxy Statement/Prospectus for the meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the proposal. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any matter that may properly come before the Meeting or any adjournment or postponement thereof.

PLEASE VOTE, SIGN, AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

22477593.1